Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS IMPROVED SECOND QUARTER FISCAL 2013 RESULTS

•            Second Quarter Net Loss of $0.05 per Diluted Share, Compared to Prior Second Quarter Net Loss of $0.11 per Diluted Share

•            Second Quarter Adjusted EBITDA of $218.7 Million Compared to Adjusted EBITDA of $184.3 Million in Prior Second Quarter

•            Second Quarter Results Benefited from Continued Front End Sales and Prescription Count Growth

•            Seventh Consecutive Quarter of Adjusted EBITDA Increases

•            Rite Aid Updates Fiscal 2013 Outlook

Camp Hill, Pa. (Sept. 20, 2012) - Rite Aid Corporation (NYSE: RAD) today reported improved financial results for its fiscal second quarter ended Sept.1, 2012.

The company reported revenues of $6.2 billion, a net loss of $38.8 million, or $0.05 per diluted share, and Adjusted EBITDA of $218.7 million, or 3.5 percent of revenues. Results benefited from continued front end sales and prescription count growth as well as an improvement in gross margin.

“We are pleased with our second quarter results as we continue to make significant progress in our turnaround efforts,” said Rite Aid Chairman, President and CEO John Standley. “We have now increased Adjusted EBITDA and same store prescription count for seven consecutive quarters, thanks to chainwide efforts to execute key sales initiatives, operate more efficiently and provide a superior customer experience. While the wave of new generic medications is negatively impacting same store sales, it’s having a positive impact on pharmacy gross margin.”

“We are working to continue this momentum as we focus on communicating the value of our wellness+ loyalty program, converting additional stores to our innovative new Wellness format and promoting the convenience of getting a flu shot at your neighborhood Rite Aid pharmacy,” Standley added.

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Rite Aid FY 2013 Q2 Press Release – page 2

Second Quarter Summary

Revenues for the 13-week quarter were $6.2 billion versus revenues of $6.3 billion in the prior year second quarter. Revenues decreased 0.6 percent primarily as a result of a decrease in pharmacy same store sales and store closings.

Same store sales for the quarter were flat over the prior year 13-week period, consisting of a 1.4 percent increase in front end sales offset by a 0.7 percent decrease in pharmacy sales. Pharmacy sales included an approximate 750 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 4.0 percent over the prior year period, which includes the benefit of additional prescriptions resulting from the Walgreens/Express Scripts dispute. Prescription sales accounted for 67.5 percent of total drugstore sales, and third party prescription revenue was 96.5 percent of pharmacy sales.

Net loss was $38.8 million or $0.05 per diluted share compared to last year’s second quarter net loss of $92.3 million or $0.11 per diluted share. The decrease in net loss year over year resulted from an increase in Adjusted EBITDA and decreases in LIFO, store closing and impairment and depreciation and amortization charges.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $218.7 million or 3.5 percent of revenues for the second quarter compared to $184.3 million or 2.9 percent of revenues for the like period last year. Adjusted EBITDA improved due to increases in front end sales and script count as well as an improvement in pharmacy gross margin resulting from new generic introductions.

In the second quarter, the company relocated four stores, remodeled 147 stores and closed nine stores. Completed wellness remodels at the end of the second quarter totaled 570. Stores in operation at the end of the second quarter totaled 4,643.

Rite Aid Updates Sales, Adjusted EBITDA and Net Loss Guidance for Fiscal 2013

Rite Aid has updated its fiscal 2013 guidance with sales expected to be between $25.1 billion and $25.4 billion and same store sales to range from a decrease of 1.0 percent to an increase of 0.25 percent compared to fiscal 2012. The reduction in the company’s sales and same store sales guidance is driven by a projected 650 basis points negative impact of new generic introductions on pharmacy same store sales and continued reimbursement rate pressure. Rite Aid has also raised the lower end of its Adjusted EBITDA (which is reconciled to net loss on the attached table) guidance to be between $965 million and $1.025 billion and its net loss guidance to be between $69 million and $196 million or a loss per diluted share of $0.09 to $0.23. Capital expenditures are expected to be approximately $300 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. EDT today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. EDT today. A playback of the call will also be available by telephone beginning at 12 p.m. EDT today until 11:59 p.m. EDT on Sept.22, 2012. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 25825690.

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Rite Aid FY 2013 Q2 Press Release – page 3

Rite Aid is one of the nation’s leading drugstore chains with 4,643 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding reduction of tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 1, 2012	March 3, 2012
ASSETS
Current assets:
Cash and cash equivalents	$94,325	$162,285
Accounts receivable, net	926,428	1,013,233
Inventories, net of LIFO reserve of $1,090,625 and $1,063,123	3,022,707	3,138,455
Prepaid expenses and other current assets	197,467	190,613
Total current assets	4,240,927	4,504,586
Property, plant and equipment, net	1,899,866	1,902,021
Other intangibles, net	482,453	528,775
Other assets	327,332	428,909
Total assets	$6,950,578	$7,364,291

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$228,134	$79,421
Accounts payable	1,258,460	1,426,391
Accrued salaries, wages and other current liabilities	1,138,588	1,064,507
Total current liabilities	2,625,182	2,570,319
Long-term debt, less current maturities	5,829,582	6,141,773
Lease financing obligations, less current maturities	101,195	107,007
Other noncurrent liabilities	1,037,942	1,131,948
Total liabilities	9,593,901	9,951,047

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	176,755	171,569
Common stock	903,786	898,687
Additional paid-in capital	4,276,950	4,278,988
Accumulated deficit	(7,950,220)	(7,883,367)
Accumulated other comprehensive loss	(50,595)	(52,634)
Total stockholders’ deficit	(2,643,323)	(2,586,756)
Total liabilities and stockholders’ deficit	$6,950,578	$7,364,291

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended September 1, 2012	Thirteen weeks ended August 27, 2011
Revenues	$6,230,884	$6,271,091
Costs and expenses:
Cost of goods sold	4,520,463	4,622,130
Selling, general and administrative expenses	1,618,169	1,603,752
Lease termination and impairment charges	7,783	15,118
Interest expense	129,054	130,829
Gain on debt modifications and retirements, net	—	(4,924)
Gain on sale of assets, net	(2,954)	(848)

	6,272,515	6,366,057

Loss before income taxes	(41,631)	(94,966)
Income tax benefit	(2,866)	(2,712)
Net loss	$(38,765)	$(92,254)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(38,765)	$(92,254)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,612)	(2,461)
Loss attributable to common stockholders - basic and diluted	$(41,403)	$(94,741)

Basic and diluted weighted average shares	889,645	885,621

Basic and diluted loss per share	$(0.05)	$(0.11)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended September 1, 2012	Twenty-six weeks ended August 27, 2011
Revenues	$12,699,171	$12,661,884
Costs and expenses:
Cost of goods sold	9,239,979	9,322,004
Selling, general and administrative expenses	3,306,235	3,189,988
Lease termination and impairment charges	19,926	32,208
Interest expense	259,642	261,589
Loss on debt modifications and retirements, net	17,842	17,510
Gain on sale of assets, net	(13,005)	(5,640)

	12,830,619	12,817,659

Loss before income taxes	(131,448)	(155,775)
Income tax benefit	(64,595)	(439)
Net loss	$(66,853)	$(155,336)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(66,853)	$(155,336)
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(5,186)	(4,886)
Loss attributable to common stockholders - basic and diluted	$(72,090)	$(160,273)

Basic and diluted weighted average shares	888,573	884,768

Basic and diluted loss per share	$(0.08)	$(0.18)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(unaudited)

	Thirteen weeks ended September 1, 2012	Thirteen weeks ended August 27, 2011
Net loss	$(38,765)	$(92,254)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,019	591
Total other comprehensive income	$1,019	$591
Comprehensive loss	$(37,746)	$(91,663)

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(unaudited)

	Twenty-six weeks ended September 1, 2012	Twenty-six weeks ended August 27, 2011
Net loss	$(66,853)	$(155,336)
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	2,039	1,181
Total other comprehensive income	$2,039	$1,181
Comprehensive loss	$(64,814)	$(154,155)

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended September 1, 2012	Thirteen weeks ended August 27, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,230,884	$6,271,091
Cost of goods sold	4,520,463	4,622,130
Gross profit	1,710,421	1,648,961
LIFO charge	8,752	20,001
FIFO gross profit	1,719,173	1,668,962

Gross profit as a percentage of revenues	27.45%	26.29%
LIFO charge as a percentage of revenues	0.14%	0.32%
FIFO gross profit as a percentage of revenues	27.59%	26.61%

Selling, general and administrative expenses	1,618,169	1,603,752
Selling, general and administrative expenses as a percentage of revenues	25.97%	25.57%

Cash interest expense	121,383	122,231
Non-cash interest expense	7,671	8,598
Total interest expense	129,054	130,829

Adjusted EBITDA	218,653	184,256
Adjusted EBITDA as a percentage of revenues	3.51%	2.94%

Net loss	(38,765)	(92,254)
Net loss as a percentage of revenues	-0.62%	-1.47%

Total debt	6,158,911	6,191,829
Invested cash	831	1,573
Total debt net of invested cash	6,158,080	6,190,256

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	70,211	41,531
Intangible assets acquired	11,009	8,375
Total cash capital expenditures	81,220	49,906
Equipment received for noncash consideration	2,132	1,734
Equipment financed under capital leases	1,369	819
Gross capital expenditures	$84,721	$52,459

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended September 1, 2012	Twenty-six weeks ended August 27, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$12,699,171	$12,661,884
Cost of goods sold	9,239,979	9,322,004
Gross profit	3,459,192	3,339,880
LIFO charge	27,502	40,002
FIFO gross profit	3,486,694	3,379,882

Gross profit as a percentage of revenues	27.24%	26.38%
LIFO charge as a percentage of revenues	0.22%	0.32%
FIFO gross profit as a percentage of revenues	27.46%	26.69%

Selling, general and administrative expenses	3,306,235	3,189,988
Selling, general and administrative expenses as a percentage of revenues	26.04%	25.19%

Cash interest expense	244,210	244,423
Non-cash interest expense	15,432	17,166
Total interest expense	259,642	261,589

Adjusted EBITDA	492,818	447,110
Adjusted EBITDA as a percentage of revenues	3.88%	3.53%

Net loss	(66,853)	(155,336)
Net loss as a percentage of revenues	-0.53%	-1.23%

Total debt	6,158,911	6,191,829
Invested cash	831	1,573
Total debt net of invested cash	6,158,080	6,190,256

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	148,211	90,286
Intangible assets acquired	19,967	16,447
Total cash capital expenditures	168,178	106,733
Equipment received for noncash consideration	2,132	1,734
Equipment financed under capital leases	5,234	2,381
Gross capital expenditures	$175,544	$110,848

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended September 1, 2012	Thirteen weeks ended August 27, 2011

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(38,765)	$(92,254)
Adjustments:
Interest expense	129,054	130,829
Income tax benefit	(2,866)	(2,712)
Depreciation and amortization	101,999	108,712
LIFO charges	8,752	20,001
Lease termination and impairment charges	7,783	15,118
Stock-based compensation expense	4,695	3,952
Gain on sale of assets, net	(2,954)	(848)
Gain on debt modifications and retirements, net	—	(4,924)
Closed facility liquidation expense	1,411	985
Severance costs	(72)	305
Customer loyalty card program revenue deferral	4,813	6,885
Other	4,803	(1,793)
Adjusted EBITDA	$218,653	$184,256
Percent of revenues	3.51%	2.94%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Twenty-six weeks ended September 1, 2012	Twenty-six weeks ended August 27, 2011

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(66,853)	$(155,336)
Adjustments:
Interest expense	259,642	261,589
Income tax benefit	(64,595)	(439)
Reduction of tax indemnification asset	60,237	—
Depreciation and amortization	208,370	225,802
LIFO charges	27,502	40,002
Lease termination and impairment charges	19,926	32,208
Stock-based compensation expense	8,653	7,523
Gain on sale of assets, net	(13,005)	(5,640)
Loss on debt modifications and retirements, net	17,842	17,510
Closed facility liquidation expense	2,867	3,632
Severance costs	(72)	256
Customer loyalty card program revenue deferral	27,993	28,751
Other	4,311	(8,748)
Adjusted EBITDA	$492,818	$447,110
Percent of revenues	3.88%	3.53%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended September 1, 2012	Thirteen weeks ended August 27, 2011

OPERATING ACTIVITIES:
Net loss	$(38,765)	$(92,254)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	101,999	108,712
Lease termination and impairment charges	7,783	15,118
LIFO charges	8,752	20,001
Gain on sale of assets, net	(2,954)	(848)
Stock-based compensation expense	4,695	3,952
Gain on debt modifications and retirements, net	—	(4,924)
Changes in operating assets and liabilities:
Accounts receivable	(9,996)	12,536
Inventories	(10,214)	(139,804)
Accounts payable	(78,413)	(23,472)
Other assets and liabilities, net	(15,773)	(30,292)
Net cash used in operating activities	(32,886)	(131,275)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(70,211)	(41,531)
Intangible assets acquired	(11,009)	(8,375)
Proceeds from sale-leaseback transactions	3,950	—
Proceeds from dispositions of assets and investments	4,617	940
Net cash used in investing activities	(72,653)	(48,966)
FINANCING ACTIVITIES:
Net proceeds from revolver	—	73,000
Principal payments on long-term debt	(7,686)	(49,296)
Change in zero balance cash accounts	(6,580)	3,816
Net proceeds from the issuance of common stock	470	447
Deferred financing costs paid	(1,114)	—
Net cash (used in) provided by financing activities	(14,910)	27,967
Decrease in cash and cash equivalents	(120,449)	(152,274)
Cash and cash equivalents, beginning of period	214,774	230,637
Cash and cash equivalents, end of period	$94,325	$78,363

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended September 1, 2012	Twenty-six weeks ended August 27, 2011

OPERATING ACTIVITIES:
Net loss	$(66,853)	$(155,336)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	208,370	225,802
Lease termination and impairment charges	19,926	32,208
LIFO charges	27,502	40,002
Gain on sale of assets, net	(13,005)	(5,640)
Stock-based compensation expense	8,653	7,523
Loss on debt modifications and retirements, net	17,842	17,510
Changes in operating assets and liabilities:
Accounts receivable	86,389	13,554
Inventories	87,779	(172,290)
Accounts payable	(117,116)	151,125
Other assets and liabilities, net	71,230	99,601
Net cash provided by operating activities	330,717	254,059
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(148,211)	(90,286)
Intangible assets acquired	(19,967)	(16,447)
Proceeds from sale-leaseback transactions	3,950	—
Proceeds from dispositions of assets and investments	15,900	9,363
Net cash used in investing activities	(148,328)	(97,370)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	426,263	341,285
Net (repayments to) proceeds from revolver	(136,000)	45,000
Principal payments on long-term debt	(471,323)	(435,161)
Change in zero balance cash accounts	(48,481)	(118,281)
Net proceeds from the issuance of common stock	1,004	504
Financing fees paid for early debt redemption	(11,069)	—
Deferred financing costs paid	(10,743)	(2,789)
Net cash used in financing activities	(250,349)	(169,442)
Decrease in cash and cash equivalents	(67,960)	(12,753)
Cash and cash equivalents, beginning of period	162,285	91,116
Cash and cash equivalents, end of period	$94,325	$78,363

Chart 11

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2013

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,100,000	$25,400,000

Same store sales (a)	-1.0%	0.25%

Gross capital expenditures	$300,000	$300,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(196,000)	$(69,000)
Adjustments:
Interest expense	525,000	520,000
Income tax benefit	(102,000)	(104,000)
Reduction of tax indemnification asset	95,000	95,000
Depreciation and amortization	415,000	410,000
LIFO charge	70,000	40,000
Store closing and impairment charges	100,000	90,000
Stock-based compensation expense	18,000	16,000
Loss on debt modification	18,000	18,000
Customer loyalty card program revenue deferral	28,000	24,000
Other	(6,000)	(15,000)
Adjusted EBITDA	$965,000	$1,025,000

Diluted loss per share	$(0.23)	$(0.09)

(a) Reflects approximately 650 basis points reduction in pharmacy same store sales from new generic introductions.

Chart 12